Exhibit 99.3

LETTER OF TRANSMITTAL

TO TENDER OPTIONS TO PURCHASE SHARES

OF COMMON STOCK OF M.D.C. HOLDINGS, INC.

PURSUANT TO THE OFFERING MEMORANDUM DATED MARCH 26, 2008

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON THE DATE OF OUR 2008 ANNUAL MEETING OF SHAREOWNERS.

TO:	Continental Stock Transfer & Trust Company
Attn: Reorganization Department
17 Battery Place, 8th Floor
New York, NY 10004
Telephone: 212-509-4000 ext 536

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS

SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby tenders to Continental Stock Transfer & Trust Company, as agent (the “Offer Agent”) for M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), the options described below (the “Options”) to be repriced, upon the terms and subject to the conditions set forth in MDC’s Offering Memorandum, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which together with the Notice of Withdrawal constitute the “Offer.”

Eligible Options that are tendered and accepted for repricing will be deemed to have been repriced such that the fair market value used to determine the exercise price of each Option will be the closing price of the Common Stock on the date of MDC’s 2008 Annual Meeting of Shareowners (the “Expiration Date”), scheduled to occur on April 29, 2008. All other terms of the Options will remain unchanged in the repricing. In other words, the only term of the tendered Options that will change on repricing will be the exercise price.

The undersigned understands, however, the Securities and Exchange Commission may view this Offer to reprice Options as an offer by MDC to acquire and cancel the outstanding Options in exchange for new options with terms identical to the Options presently held other than the revised exercise price. If and to the extent the Offer is treated in such a manner, subject to, and effective upon, acceptance by MDC of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, MDC, all right, title and interest in and to all the Options that are being tendered hereby.

The undersigned represents and warrants that, from the commencement of the Offer through the date hereof, the undersigned has been an employee of MDC, or one of its subsidiaries.

The undersigned further represents and warrants that (i) the undersigned has full power and authority to tender the Options tendered hereby, (ii) the tender of the Options hereby will not conflict with, result in a breach of or constitute a default under any (a) order of a court or administrative body with jurisdiction over the undersigned, and (b) indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note agreement or other agreement to which the undersigned is a party, (iii) that, when and to the extent the same are accepted by MDC, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims; and (iv) he or she has read and agrees with the information contained in the Award Holding Statement delivered to him or her reflecting options registered in his or her name in the database maintained by Charles Schwab & Co., Inc. The undersigned will, upon request, execute and deliver any additional documents deemed by MDC to be necessary or desirable to complete the tender.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned further acknowledges that failure to timely deliver any of the documents required by this Letter of Transmittal could result in the undersigned’s inability to participate in this Offer.

By execution hereof, the undersigned understands that tenders of Options pursuant to the procedure described in Section 4 of the Offering Memorandum and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. MDC’s acceptance of Options tendered pursuant to the Offer will constitute a binding agreement between the undersigned and MDC upon the terms and subject to the conditions of the Offer.

The undersigned understands that all Options properly tendered prior to the Expiration Date and not properly withdrawn will be repriced, upon the terms and subject to the conditions of the Offer.

The undersigned hereby acknowledges that: (i) his or her acceptance of the Offer is voluntary; (ii) his or her employment with MDC is on an “at-will” basis and the acceptance of the Offer shall not modify that or create a right to further employment with MDC or any of its subsidiaries and shall not interfere with the ability of MDC or any of its subsidiaries to terminate his or her employment relationship at any time with or without cause; and (iii) if his or her employment with MDC or any of its subsidiaries is terminated by him or her or by MDC, voluntarily, involuntarily or for any reason or for no reason prior to the Expiration Date, then MDC will not accept any of the Options tendered hereby for repricing.

The undersigned understands that the outstanding Options are and the repriced options will remain non-qualified options and not “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

The undersigned recognizes that, the Offer is subject to the satisfaction of certain conditions and under certain circumstances, including approval of this Offer by MDC shareowners at the Annual Meeting, set forth in the Offering Memorandum.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION-HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

All capitalized terms used herein and not defined herein, shall have the meaning ascribed to them in the Offering Memorandum. The undersigned has read, understands, and agrees to all of the terms of the Offer. BY SUBMITTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY TENDERS FOR REPRICING ALL OPTIONS GRANTED TO THE UNDERSIGNED UNDER THE 2001 PLAN (I) THAT HAVE AN EXERCISE PRICE HIGHER THAN THE CLOSING PRICE OF MDC’S COMMON STOCK ON THE NEW YORK STOCK EXCHANGE ON THE EXPIRATION DATE AND (II) THAT, AS A RESULT OF REPRICING, WILL HAVE A LOWER EXERCISE PRICE EXCEPT THE FOLLOWING OPTIONS, IF ANY:

DESCRIPTION OF OPTIONS NOT TENDERED, IF ANY*

Date of Grant	Exercise Price	Expiration Date	Total Numbers of Shares of Common Stock Subject to Option

LEAVE THE ABOVE TABLE BLANK IF YOU WANT ALL OF YOUR ELIGIBLE OPTIONS REPRICED

*	You cannot tender part of an Option. If you attempt to tender part of an Option, you will be deemed to tender the entire Option.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Name:
(please type or print)

Address:

(Include Zip Code)
Area Code and Telephone No.:

X
Signature of Option-holder

Dated: , 2008	Time: a.m./p.m.

(THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY THE REGISTERED OPTION-HOLDER EXACTLY AS SUCH NAME APPEARS ON THE OPTION AGREEMENT(S) GOVERNING THE OPTIONS TO BE TENDERED. PLEASE SEE INSTRUCTION 4 BELOW.)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. A properly completed and duly executed original of this Letter of Transmittal must be received by the Offer Agent at its address set forth on the front cover of this Letter of Transmittal on or prior to the Expiration Date which is 5:00 p.m. New York time on the date of MDC’s 2008 Annual Meeting of Shareowners. DO NOT DELIVER THE ORIGINAL OPTION GRANT OR ORIGINAL OPTION CONTRACT AS THAT DOCUMENT WILL STILL GOVERN YOUR OPTIONS WITH RESPECT TO THE REMAINING TERMS.

IMPORTANT: IF YOU INTEND TO PARTICIPATE IN THE OFFER AND TENDER YOUR ELIGIBLE OPTIONS, THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE OFFER AGENT AT THE ADDRESS SET OUT ABOVE, ON OR PRIOR TO THE EXPIRATION DATE.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL IS AT THE OPTION AND RISK OF THE OPTION-HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE OFFER AGENT AT THE ADDRESS LISTED ON THE FRONT COVER OF THIS LETTER OF TRANSMITTAL. IF YOU CHOOSE TO DELIVER THIS LETTER BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, CONSUMMATION OF THE OFFER IS SUBJECT TO SHAREOWNER APPROVAL AND THE OTHER CONDITIONS DESCRIBED IN THE ENCLOSED OFFERING MEMORANDUM. NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER, OR REFRAIN FROM TENDERING, ANY OR ALL OF YOUR ELIGIBLE OPTIONS IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS.

Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to 5:00 p.m. New York time on the Expiration Date. Thereafter, such tenders are irrevocable. To withdraw tendered Options you must deliver a signed and dated Notice of Withdrawal to the Offer Agent while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn Options are properly re-tendered before 5:00 p.m. New York time on the Expiration Date by delivery of a new Letter of Transmittal following the procedures described in these Instructions. Please note that the Notice of Withdrawal, if properly submitted, will withdraw all of your Options previously tendered for exchange. IF YOUR INTENTION IS TO MERELY CHANGE THE NUMBER OF OPTIONS YOU WISH TO TENDER, DO NOT SUBMIT A NOTICE OF WITHDRAWAL. Instead you must submit a new Letter of Transmittal in accordance with the paragraph immediately below.

Tenders of Options made through the Offer may be changed at any time before the Expiration Date. To change your election regarding particular tendered Options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Letter of Transmittal following the procedures described in these Instructions. On receipt of such a new, properly signed and dated Letter of Transmittal prior to the Expiration Date, any previously submitted Letter of Transmittal will be disregarded and will be considered replaced in full by the new Letter of Transmittal. Please note that you may not change your election to tender Options if such change would result in you tendering only a portion of your Option. You cannot tender a portion of an Option. We will deem an attempt to tender a portion of an Option to be a tender of the entire Option.

In each case, the Letter of Transmittal and the Notice of Withdrawal require you to identify the time and date you executed the document. At 5:00 p.m. New York time on the Expiration Date the most recently executed validly submitted document will determine your participation in the Offer.

2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the table in this Letter of Transmittal regarding which Options are to be tendered should be provided on a separate schedule attached hereto. You must print and sign your name or names on the schedule exactly as how the same appears in this Letter of Transmittal. You must also date the schedule the same date as this Letter of Transmittal.

3. TENDER WITHHOLDINGS. If you intend to tender only some of your eligible options and NOT to tender other of your eligible Options through the Offer, you must complete the table in this Letter of Transmittal by providing the following information for each Option that you intend NOT to tender:

•	grant date,

•	exercise price,

•	expiration date, and

•	the total number of unexercised Option shares subject to the Option.

If you leave the table blank you will be indicating you want to tender all of your eligible Options for repricing. No alternative, conditional or contingent tenders will be accepted by MDC. By executing this Letter of Transmittal, the tendering option-holder waives any right to receive any notice of the acceptance for repricing of the Options except as provided for in the Offering Memorandum.

4. SIGNATURES ON THIS LETTER OF TRANSMITTAL. The signature on this Letter of Transmittal must correspond with the name as written on the face of the option agreement(s) evidencing those Options being tendered, without alteration, enlargement or any change whatsoever.

If any of the Options to be tendered are registered in different names or are evidenced by option agreements with different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different name registrations or option agreements with different names. If your name has been legally changed since the option agreement or agreements were signed, please submit proof of the legal name change.

5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal may be directed to Christopher M. McManus, MDC’s Assistant Corporate Counsel, or Joseph H. Fretz, MDC’s Secretary and Corporate Counsel, at

M.D.C. Holdings, Inc.
4350 South Monaco Street, Ste. 500
Denver, CO 80237
Telephone: (303) 773-1100

Copies will be furnished promptly at our expense.

6. IRREGULARITIES. All questions as to the number of shares subject to the Options to be accepted for repricing, the repriced options, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Options will be determined by MDC, in its sole discretion, and its determination shall be final and binding on all parties. MDC reserves the absolute right to reject any or all tenders of Options that it determines are not in proper form or the acceptance for repricing of Options that may, in the opinion of its counsel, be unlawful. MDC also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Options and its interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as MDC shall determine. Neither MDC nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall MDC or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

7. REQUIRED DOCUMENTATION AND INCOMPLETE PAPERWORK. You are required only to submit this Letter of Transmittal properly completed and executed. Do not submit your original option grant or option agreement as that document will still govern your Options with respect to all terms other than exercise price.

8. ADDITIONAL DOCUMENTS TO READ. You should be sure to read the Offering Memorandum, all documents referenced therein, the Memorandum from David D. Mandarich, MDC’s President and Chief Operating Officer, dated March 26, 2008 and the Notice of Withdrawal before deciding to participate in the Offer.

9. IMPORTANT TAX INFORMATION. You should refer to Section 14 of the Offering Memorandum which contains important U.S. federal income tax information.

10. MISCELLANEOUS. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, MDC and/or any affiliate, for the exclusive purpose of implementing, administering and managing your participation in the Offer.

You understand that MDC and/or any affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in MDC, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (collectively, the “Data”), for the purpose of implementing, administering and managing this Offer. You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in your country, or elsewhere, and that, in the event a recipient is in a country other than your country, the recipient’s country may have different data privacy laws and protections than in your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in this Offer. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting Christopher M. McManus or Joseph H. Fretz by telephone at (303) 773-1100. You understand, however, that withdrawal of consent may affect your ability to participate in this Offer.